KEYCORP REPORTS SECOND QUARTER 2025 NET INCOME OF $387 MILLION,
OR $.35 PER DILUTED COMMON SHARE

Revenue of $1.8 billion, up 21% year-over-year; Significant positive operating leverage on both a total and fee basis year-over-year

Net interest income up 4% and net interest margin increased 8 bps quarter-over-quarter

Period-end loans up $1.6 billion quarter-over-quarter; Commercial loans up $3.3 billion or 5% year-to-date

Net charge-offs declined 8% quarter-over-quarter; Other credit metrics stable to improved

    CLEVELAND, July 22, 2025 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $387 million, or $.35 per diluted common share, for the second quarter of 2025. For the first quarter of 2025, net income from continuing operations attributable to Key common shareholders was $370 million, or $.33 per diluted common share. For the second quarter of 2024, KeyCorp reported net income from continuing operations attributable to Key common shareholders of $237 million, or $.25 per diluted common share, or adjusted net income of $241 million, or $.25 per diluted common share(a). Included in the second quarter of 2024 are $4 million, after-tax, of charges related to the FDIC special assessment(b).

Comments from Chairman and CEO, Chris Gorman
"Our second quarter results demonstrate continued strong momentum. Revenue was up 21% year-over-year driven by our clearly defined net interest income tailwinds and 10% growth in noninterest income, while expenses grew 7%. Sequentially, net interest income grew 4%. Credit quality continues to trend in a positive direction with overall credit migration improving for the sixth consecutive quarter.

Business activity with clients and prospects continues to accelerate. Client deposits and relationship households were up 2% year-over-year while deposit costs were managed below 2%. Period end commercial loans grew $2.1 billion in the second quarter. Assets under management reached a record $64 billion. Investment banking pipelines remain at historically elevated levels. In the second quarter we raised over $30 billion of capital on behalf of our clients. Commercial payments-related fees grew high single digits year-over-year.

We continue to make investments in people and technology that will drive future growth for our company. We remain on target to increase our front line bankers - investment bankers, middle market relationship managers, payments advisors, and wealth managers - by 10% in 2025.

I am energized by our momentum as we win and take share in the marketplace. I remain confident that we will continue to execute against our compelling organic growth opportunities.”

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to "adjusted net income” and “adjusted earnings per share". The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b) See table on page 24 for more information on Selected Items Impact on Earnings.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Selected Financial Highlights

Dollars in millions, except per share data				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Income (loss) from continuing operations attributable to Key common shareholders	$387	$370	$237	4.6%	63.3%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.35	.33	.25	6.1	40.0
Return on average tangible common equity from continuing operations (a)	11.09%	11.24%	10.39%	N/A	N/A
Return on average total assets from continuing operations	.91	.88	.59	N/A	N/A
Common Equity Tier 1 ratio (b)	11.7	11.8	10.5	N/A	N/A
Book value at period end	$15.32	$14.89	$13.09	2.9	17.0
Net interest margin (TE) from continuing operations	2.66%	2.58%	2.04%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2025 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Net interest income (TE)	$1,150	$1,105	$899	4.1%	27.9%
Noninterest income	690	668	627	3.3	10.0
Total revenue (TE)	$1,840	$1,773	$1,526	3.8%	20.6%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.15 billion for the second quarter of 2025 and the net interest margin was 2.66%. Compared to the second quarter of 2024, net interest income increased by $251 million, and the net interest margin increased by 62 basis points. These increases primarily reflect the impact of lower deposit costs, reinvestment of proceeds from maturing low-yielding investment securities, fixed-rate loans and swaps repricing into higher-yielding investments, the repositioning of the available-for-sale portfolio during the third and fourth quarters of 2024, and an improved funding mix as lower-cost deposits increased while wholesale borrowings declined. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets, and lower loan balances.

Compared to the first quarter of 2025, taxable-equivalent net interest income increased by $45 million, and the net interest margin increased by 8 basis points. These increases were driven by a decline in funding costs, including interest-bearing deposit costs, the redeployment of maturing low-yielding investments and swaps into higher-yielding investments, and growth in commercial and industrial loans. Net interest income also benefited from one additional day in the second quarter of 2025 compared to the first quarter of 2025.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Noninterest Income

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Trust and investment services income	$146	$139	$139	5.0%	5.0%
Investment banking and debt placement fees	178	175	126	1.7	41.3
Cards and payments income	85	82	85	3.7	—
Service charges on deposit accounts	73	69	66	5.8	10.6
Corporate services income	76	65	68	16.9	11.8
Commercial mortgage servicing fees	70	76	61	(7.9)	14.8
Corporate-owned life insurance income	32	33	34	(3.0)	(5.9)
Consumer mortgage income	15	13	16	15.4	(6.3)
Operating lease income and other leasing gains	14	9	21	55.6	(33.3)
Other income	1	7	21	(85.7)	(95.2)
Net securities gains (losses)	—	—	(10)	—	N/M
Total noninterest income	$690	$668	$627	3.3%	10.0%

N/M = Not Meaningful

Compared to the second quarter of 2024, noninterest income increased by $63 million. The increase was driven by a $52 million increase in investment banking and debt placement fees reflecting higher syndications, commercial real estate, and equity issuance activity, and a $9 million increase in commercial mortgage servicing fees reflecting higher active special servicing balances. We also continued to see momentum across wealth management and commercial payments, which partially offset a $20 million decrease in other income and a $7 million decrease in operating lease income and other leasing gains.

Compared to the first quarter of 2025, noninterest income increased by $22 million. The increase was driven by an $11 million increase in corporate services income reflecting higher loan, derivative and FX client activity, and a $7 million increase in trust and investment services income. The increase was partly offset by a $6 million decrease in commercial mortgage servicing fees.

Noninterest Expense

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Personnel expense	$705	$680	$636	3.7%	10.8%
Net occupancy	69	67	66	3.0	4.5
Computer processing	107	107	101	—	5.9
Business services and professional fees	48	40	37	20.0	29.7
Equipment	21	20	20	5.0	5.0
Operating lease expense	10	11	17	(9.1)	(41.2)
Marketing	24	21	21	14.3	14.3
Other expense	170	185	181	(8.1)	(6.1)
Total noninterest expense	$1,154	$1,131	$1,079	2.0%	7.0%

    Compared to the second quarter of 2024, noninterest expense increased by $75 million. The increase was primarily driven by a $69 million increase in personnel expense primarily related to incentive compensation associated with noninterest income growth, and continued investments in people. Business services and professional fees, and computer processing expenses increased primarily due to technology-related investments. These were partially offset by a $7 million decrease in operating lease expense.

    Compared to the first quarter of 2025, noninterest expense increased by $23 million. The increase was primarily driven by a $25 million increase in personnel expense primarily related to incentive compensation associated with noninterest income growth, and continued investments in people. Higher business services and professional fees were driven by increases in technology-related investments. This was partially offset by a $15 million decrease in other expenses primarily due to lower fraud and other losses and FDIC insurance expense.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Commercial and industrial (a)	$55,604	$53,746	$54,599	3.5%	1.8%
Other commercial loans	18,708	18,619	20,500	.5	(8.7)
Total consumer loans	31,403	31,989	33,862	(1.8)	(7.3)
Total loans	$105,715	$104,354	$108,961	1.3%	(3.0)%

(a)Commercial and industrial average loan balances include $218 million, $213 million, and $218 million of assets from commercial credit cards at June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

Average loans were $105.7 billion for the second quarter of 2025, a decrease of $3.2 billion compared to the second quarter of 2024. Average commercial loans declined by $787 million, primarily driven by a decrease in commercial real estate loans. Average consumer loans declined by $2.5 billion, reflective of broad-based declines across all loan categories.

Compared to the first quarter of 2025, average loans increased by $1.4 billion. Average commercial loans increased $1.9 billion, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $586 million, reflective of the intentional run-off of low-yielding loans.

Average Deposits

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Non-time deposits	$131,845	$131,917	$128,161	(.1)%	2.9%
Time deposits	15,601	16,625	16,019	(6.2)	(2.6)
Total deposits	$147,446	$148,542	$144,180	(.7)%	2.3%

Cost of total deposits	1.99%	2.06%	2.28%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $147.4 billion for the second quarter of 2025, an increase of $3.3 billion compared to the year-ago quarter, reflecting growth in consumer deposits.

Compared to the first quarter of 2025, average deposits decreased by $1.1 billion, driven by a reduction in higher-cost commercial client balances and retail CDs. The rate paid on interest-bearing deposits declined by 9 basis points, and the overall cost of deposits declined by 7 basis points to 1.99%.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

ASSET QUALITY

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Net loan charge-offs	$102	$110	$91	(7.3)%	12.1%
Net loan charge-offs to average total loans	.39%	.43%	.34%	N/A	N/A
Nonperforming loans at period end	$696	$686	$710	1.5	(2.0)
Nonperforming assets at period end	707	700	727	1.0	(2.8)
Allowance for loan and lease losses	1,446	1,429	1,547	1.2	(6.5)
Allowance for credit losses	1,743	1,707	1,833	2.1	(4.9)
Provision for credit losses	138	118	100	16.9	38.0

Allowance for loan and lease losses to nonperforming loans	208%	208%	218%	N/A	N/A
Allowance for credit losses to nonperforming loans	250	249	258	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $138 million, compared to $100 million in the second quarter of 2024 and $118 million in the first quarter of 2025. The increase from the year-ago quarter reflects higher net loan charge-offs and a larger reserve build. The increase from the prior quarter reflects a larger reserve build, partially offset by lower net charge-offs. This quarter, Key added $36 million to its allowance for credit losses to account for recent loan growth, changes in loan mix, and some deterioration in the macroeconomic outlook.

    Net loan charge-offs for the second quarter of 2025 totaled $102 million, or 0.39% of average total loans. These results compare to $91 million, or 0.34%, for the second quarter of 2024 and $110 million, or 0.43%, for the first quarter of 2025. Key’s allowance for credit losses was $1.7 billion, or 1.64% of total period-end loans at June 30, 2025, compared to 1.71% at June 30, 2024, and 1.63% at March 31, 2025.

    At June 30, 2025, Key’s nonperforming loans totaled $696 million, which represented 0.65% of period-end portfolio loans. These results compare to 0.66% at June 30, 2024, and 0.65% at March 31, 2025. Nonperforming assets at June 30, 2025, totaled $707 million, and represented 0.66% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.68% at June 30, 2024, and 0.67% at March 31, 2025.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2025.

Capital Ratios

	6/30/2025	3/31/2025	6/30/2024
Common Equity Tier 1 (a)	11.7%	11.8%	10.5%
Tier 1 risk-based capital (a)	13.4	13.5	12.2
Total risk-based capital (a)	15.7	16.0	14.7
Tangible common equity to tangible assets (b)	7.8	7.4	5.2
Leverage (a)	10.3	10.2	9.1

(a)June 30, 2025 ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the second quarter of 2025. As shown in the preceding table, at June 30, 2025, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.7% and 13.4%, respectively.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Summary of Changes in Common Shares Outstanding

In thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Shares outstanding at beginning of period	1,111,986	1,106,786	942,776	.5%	17.9%
Shares issued under employee compensation plans (net of cancellations and returns)	467	5,200	424	(91.0)	10.1
Shares outstanding at end of period	1,112,453	1,111,986	943,200	—%	17.9%

    Key declared a dividend in May of 2025 of $.205 per common share, payable in the second quarter of 2025.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Revenue from continuing operations (TE)
Consumer Bank	$912	$871	$758	4.7%	20.3%
Commercial Bank	974	942	768	3.4	26.8
Other (a)	(46)	(40)	0	(15.0)	N/M
Total	$1,840	$1,773	$1,526	3.8%	20.6%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$122	$116	$59	5.2%	106.8%
Commercial Bank	349	321	206	8.7	69.4
Other (a)	(48)	(31)	8	(54.8)	(700.0)
Total	$423	$406	$273	4.2%	54.9%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent; N/M = Not Meaningful

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Consumer Bank

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Summary of operations
Net interest income (TE)	$676	$646	$523	4.6%	29.3%
Noninterest income	236	225	235	4.9	.4
Total revenue (TE)	912	871	758	4.7	20.3
Provision for credit losses	55	43	33	27.9	66.7
Noninterest expense	696	675	648	3.1	7.4
Income (loss) before income taxes (TE)	161	153	77	5.2	109.1
Allocated income taxes (benefit) and TE adjustments	39	37	18	5.4	116.7
Net income (loss) attributable to Key	$122	$116	$59	5.2%	106.8%

Average balances
Loans and leases	$36,137	$36,819	$39,174	(1.9)%	(7.8)%
Total assets	39,156	39,806	42,008	(1.6)	(6.8)
Deposits	88,002	88,306	85,397	(.3)	3.1

Assets under management at period end	$64,244	$61,053	$57,602	5.2%	11.5%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Noninterest income
Trust and investment services income	$119	$113	$112	5.3%	6.3%
Service charges on deposit accounts	35	33	34	6.1	2.9
Cards and payments income	61	57	61	7.0	—
Consumer mortgage income	14	13	16	7.7	(12.5)
Other noninterest income	7	9	12	(22.2)	(41.7)
Total noninterest income	$236	$225	$235	4.9%	.4%

Average deposit balances
Money market deposits	$34,524	$33,533	$30,229	3.0%	14.2%
Demand deposits	22,784	22,771	22,291	.1	2.2
Savings deposits	4,406	4,392	4,791	.3	(8.0)
Time deposits	11,910	13,320	13,039	(10.6)	(8.7)
Noninterest-bearing deposits	14,378	14,290	15,047	.6	(4.4)
Total deposits	$88,002	$88,306	$85,397	(.3)%	3.1%

Other data
Branches	943	945	946
Automated teller machines	1,166	1,176	1,199

Consumer Bank Summary of Operations (2Q25 vs. 2Q24)
•Key's Consumer Bank recorded net income attributable to Key of $122 million for the second quarter of 2025, compared to $59 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $153 million, or 29.3%, compared to the second quarter of 2024
•Average loans and leases decreased $3.0 billion, or 7.8%, from the second quarter of 2024, driven by broad-based declines across all loan categories
•Average deposits increased $2.6 billion, or 3.1%, from the second quarter of 2024, driven by growth in money market deposits and demand deposits
•Provision for credit losses increased $22 million compared to the second quarter of 2024, primarily driven by changes in reserve levels due to deterioration in the economic outlook
•Noninterest income increased $1 million from the year-ago quarter, driven by an increase in trust and investment services income, partially offset by a decrease in consumer mortgage income

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

•Noninterest expense increased $48 million from the year-ago quarter, primarily driven by higher support and overhead expense

Commercial Bank

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Summary of operations
Net interest income (TE)	$556	$534	$411	4.1%	35.3%
Noninterest income	418	408	357	2.5	17.1
Total revenue (TE)	974	942	768	3.4	26.8
Provision for credit losses	84	75	87	12.0	(3.4)
Noninterest expense	449	462	431	(2.8)	4.2
Income (loss) before income taxes (TE)	441	405	250	8.9	76.4
Allocated income taxes and TE adjustments	92	84	44	9.5	109.1
Net income (loss) attributable to Key	$349	$321	$206	8.7%	69.4%

Average balances
Loans and leases	$69,087	$67,056	$69,248	3.0%	(0.2)%
Loans held for sale	707	754	522	(6.2)	35.4
Total assets	78,486	76,707	78,328	2.3	0.2
Deposits	55,886	57,436	57,360	(2.7)%	(2.6)%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Noninterest income
Trust and investment services income	$26	$26	$27	—%	(3.7)%
Investment banking and debt placement fees	179	175	126	2.3	42.1
Cards and payments income	21	21	21	—	—
Service charges on deposit accounts	38	35	31	8.6	22.6
Corporate services income	68	60	61	13.3	11.5
Commercial mortgage servicing fees	70	76	61	(7.9)	14.8
Operating lease income and other leasing gains	15	8	21	87.5	(28.6)
Other noninterest income	1	7	9	(85.7)	(88.9)
Total noninterest income	$418	$408	$357	2.5%	17.1%

Commercial Bank Summary of Operations (2Q25 vs. 2Q24)
•Key's Commercial Bank recorded net income attributable to Key of $349 million for the second quarter of 2025 compared to $206 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $145 million, or 35.3%, compared to the second quarter of 2024
•Average loan and lease balances decreased $161 million, or 0.2%, compared to the second quarter of 2024, driven by a decline in commercial real estate loans and commercial lease financing
•Average deposit balances decreased $1.5 billion compared to the second quarter of 2024, driven by a reduction in higher-cost client balances
•Provision for credit losses decreased $3 million compared to the second quarter of 2024, driven by a lower reserve build as changes in the portfolio mix offset economic deterioration, as well as lower net loan charge-offs
•Noninterest income increased $61 million compared to the second quarter of 2024, primarily driven by an increase in investment banking and debt placement fees and commercial mortgage servicing fees
•Noninterest expense increased $18 million compared to the second quarter of 2024, driven by higher support and overhead expense

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

*******************************************

KeyCorp's roots trace back 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $185 billion at June 30, 2025.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
216.689.4221
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2024 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on July 22, 2025. A replay of the call will be available on our website through July 22, 2026.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

KeyCorp
Second Quarter 2025
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results
24	Selected Items Impact on Earnings

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	6/30/2025	3/31/2025	6/30/2024
Summary of operations
Net interest income (TE)	$1,150	$1,105	$899
Noninterest income	690	668	627
Total revenue (TE)	1,840	1,773	1,526
Provision for credit losses	138	118	100
Noninterest expense	1,154	1,131	1,079
Income (loss) from continuing operations attributable to Key	423	406	273
Income (loss) from discontinued operations, net of taxes	2	(1)	1
Net income (loss) attributable to Key	425	405	274

Income (loss) from continuing operations attributable to Key common shareholders	387	370	237
Income (loss) from discontinued operations, net of taxes	2	(1)	1
Net income (loss) attributable to Key common shareholders	389	369	238
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.35	$.34	$.25
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.35	.34	.25

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.35	.33	.25
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.35	.33	.25

Cash dividends declared	.205	.205	.205
Book value at period end	15.32	14.89	13.09
Tangible book value at period end	12.83	12.40	10.13
Market price at period end	17.42	15.99	14.21
Performance ratios
From continuing operations:
Return on average total assets	.91%	.88%	.59%
Return on average common equity	9.26	9.30	7.96
Return on average tangible common equity (b)	11.09	11.24	10.39
Net interest margin (TE)	2.66	2.58	2.04
Cash efficiency ratio (b)	62.4	63.5	70.2
From consolidated operations:
Return on average total assets	.91%	.88%	.59%
Return on average common equity	9.31	9.28	7.99
Return on average tangible common equity (b)	11.15	11.21	10.43
Net interest margin (TE)	2.66	2.58	2.04
Loan to deposit (c)	72.9	70.2	74.0
Capital ratios at period end
Key shareholders’ equity to assets	10.5%	10.1%	7.9%
Key common shareholders’ equity to assets	9.2	8.8	6.6
Tangible common equity to tangible assets (b)	7.8	7.4	5.2
Common Equity Tier 1 (d)	11.7	11.8	10.5
Tier 1 risk-based capital (d)	13.4	13.5	12.2
Total risk-based capital (d)	15.7	16.0	14.7
Leverage (d)	10.3	10.2	9.1
Asset quality — from continuing operations
Net loan charge-offs	$102	$110	$91
Net loan charge-offs to average loans	.39%	.43%	.34%
Allowance for loan and lease losses	$1,446	$1,429	$1,547
Allowance for credit losses	1,743	1,707	1,833
Allowance for loan and lease losses to period-end loans	1.36%	1.36%	1.44%
Allowance for credit losses to period-end loans	1.64	1.63	1.71
Allowance for loan and lease losses to nonperforming loans	208	208	218
Allowance for credit losses to nonperforming loans	250	249	258
Nonperforming loans at period-end	$696	$686	$710
Nonperforming assets at period-end	707	700	727
Nonperforming loans to period-end portfolio loans	.65%	.65%	.66%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.66	.67	.68
Trust assets
Assets under management	$64,244	$61,053	$57,602
Other data
Average full-time equivalent employees	17,105	16,989	16,646
Branches	943	945	946
Taxable-equivalent adjustment	$9	$9	$12

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Six months ended
	6/30/2025	6/30/2024
Summary of operations
Net interest income (TE)	$2,255	$1,785
Noninterest income	1,358	1,274
Total revenue (TE)	3,613	3,059
Provision for credit losses	256	201
Noninterest expense	2,285	2,222
Income (loss) from continuing operations attributable to Key	829	492
Income (loss) from discontinued operations, net of taxes	1	1
Net income (loss) attributable to Key	830	493

Income (loss) from continuing operations attributable to Key common shareholders	757	420
Income (loss) from discontinued operations, net of taxes	1	1
Net income (loss) attributable to Key common shareholders	758	421

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.69	$.45
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	.69	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.69	.45
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.69	.45

Cash dividends paid	.41	.41

Performance ratios
From continuing operations:
Return on average total assets	.90%	.53%
Return on average common equity	9.28	7.00
Return on average tangible common equity (b)	11.16	9.12
Net interest margin (TE)	2.62	2.03
Cash efficiency ratio (b)	63.0	72.1

From consolidated operations:
Return on average total assets	.90%	.53%
Return on average common equity	9.29	7.02
Return on average tangible common equity (b)	11.18	9.14
Net interest margin (TE)	2.62	2.03

Asset quality — from continuing operations
Net loan charge-offs	$212	$172
Net loan charge-offs to average total loans	.41%	.31%

Other data
Average full-time equivalent employees	17,047	16,699

Taxable-equivalent adjustment	18	23
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 14 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2025, ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," "adjusted pre-provision net revenue," “cash efficiency ratio," "adjusted taxable-equivalent revenue," "noninterest expense adjusted for selected items," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Noninterest expense adjusted for selected items is a non-GAAP measure in that it excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$19,484	$19,003	$14,789
Less: Intangible assets	2,770	2,774	2,793
Preferred Stock (a)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$14,268	$13,783	$9,550
Total assets (GAAP)	$185,499	$188,691	$187,450
Less: Intangible assets	2,770	2,774	2,793
Tangible assets (non-GAAP)	$182,729	$185,917	$184,657
Tangible common equity to tangible assets ratio (non-GAAP)	7.81%	7.41%	5.17%
Average tangible common equity
Average Key shareholders' equity (GAAP)	$19,268	$18,632	$14,474	$18,952	$14,561
Less: Intangible assets (average)	2,772	2,777	2,796	2,774	2,798
Preferred stock (average)	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$13,996	$13,355	$9,178	$13,678	$9,263
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$387	$370	$237	$757	$420
Average tangible common equity (non-GAAP)	13,996	13,355	9,178	13,678	9,263

Return on average tangible common equity from continuing operations (non-GAAP)	11.09%	11.24%	10.39%	11.16%	9.12%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$389	$369	$238	$758	$421
Average tangible common equity (non-GAAP)	13,996	13,355	9,178	13,678	9,263

Return on average tangible common equity consolidated (non-GAAP)	11.15%	11.21%	10.43%	11.18%	9.14%
Pre-provision net revenue
Net interest income (GAAP)	$1,141	$1,096	$887	$2,237	$1,762
Plus: Taxable-equivalent adjustment	9	9	12	18	23
Noninterest income (GAAP)	690	668	627	1,358	1,274
Less: Noninterest expense (GAAP)	1,154	1,131	1,079	2,285	2,222
Pre-provision net revenue from continuing operations (non-GAAP)	$686	$642	$447	$1,328	$837
Adjusted pre-provision net revenue
Pre-provision net revenue from continuing operations (non-GAAP)	$686	$642	$447	$1,328	$837
Plus: Selected items(b)	—	—	5	—	34
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$686	$642	$452	$1,328	$871

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Cash efficiency ratio
Noninterest expense (GAAP)	$1,154	$1,131	$1,079	$2,285	$2,222
Less: Intangible asset amortization	5	5	7	10	15
Noninterest expense less intangible asset amortization (non-GAAP)	$1,149	$1,126	$1,072	$2,275	$2,207

Net interest income (GAAP)	$1,141	$1,096	$887	$2,237	$1,762
Plus: Taxable-equivalent adjustment	9	9	12	18	23
Net interest income TE (non-GAAP)	1,150	1,105	899	2,255	1,785
Noninterest income (GAAP)	690	668	627	1,358	1,274
Total taxable-equivalent revenue (non-GAAP)	$1,840	$1,773	$1,526	$3,613	$3,059

Cash efficiency ratio (non-GAAP)	62.4%	63.5%	70.2%	63.0%	72.1%

Noninterest expense adjusted for selected items
Noninterest expense (GAAP)	$1,154	$1,131	$1,079	$2,285	$2,222
Plus: Selected items(b)	—	—	(5)	—	(34)
Noninterest expense adjusted for selected items (non-GAAP)	$1,154	$1,131	$1,074	$2,285	$2,188
Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$387	$370	$237	$757	$420
Plus: Selected items (net of tax)(b)	—	—	4	—	26
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$387	$370	$241	$757	$446
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$.35	$.33	$.25	$.69	$.45
Plus: EPS impact of selected items(b)	—	—	—	—	.02
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)	$.35	$.33	$.25	$.69	$.47
(a)Net of capital surplus.
(b)Additional detail provided in Selected Items table on page 24.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Consolidated Balance Sheets
(Dollars in millions)

	6/30/2025	3/31/2025	6/30/2024
Assets
Loans	$106,389	$104,809	$107,078
Loans held for sale	530	811	517
Securities available for sale	40,669	40,751	37,460
Held-to-maturity securities	6,914	7,160	7,968
Trading account assets	1,374	1,296	1,219
Short-term investments	11,564	15,349	15,536
Other investments	1,058	1,050	1,259
Total earning assets	168,498	171,226	171,037
Allowance for loan and lease losses	(1,446)	(1,429)	(1,547)
Cash and due from banks	1,766	1,909	1,326
Premises and equipment	599	602	631
Goodwill	2,752	2,752	2,752
Other intangible assets	18	22	41
Corporate-owned life insurance	4,423	4,404	4,382
Accrued income and other assets	8,654	8,958	8,532
Discontinued assets	235	247	296
Total assets	$185,499	$188,691	$187,450

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$119,230	$122,283	$117,570
Noninterest-bearing deposits	27,675	28,454	28,150
Total deposits	146,905	150,737	145,720
Federal funds purchased and securities sold under repurchase agreements	20	22	25
Bank notes and other short-term borrowings	2,754	2,328	5,292
Accrued expense and other liabilities	4,273	4,209	4,755
Long-term debt	12,063	12,392	16,869
Total liabilities	166,015	169,688	172,661

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,971	5,946	6,185
Retained earnings	14,886	14,724	15,706
Treasury stock, at cost	(2,629)	(2,637)	(5,715)
Accumulated other comprehensive income (loss)	(2,501)	(2,787)	(5,144)
Key shareholders’ equity	19,484	19,003	14,789
Total liabilities and equity	$185,499	$188,691	$187,450

Common shares outstanding (000)	1,112,453	1,111,986	943,200

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Interest income
Loans	$1,443	$1,401	$1,524	$2,844	$3,062
Loans held for sale	11	14	8	25	22
Securities available for sale	411	392	259	803	491
Held-to-maturity securities	61	63	73	124	148
Trading account assets	16	17	16	33	30
Short-term investments	157	174	192	331	334
Other investments	8	9	16	17	33
Total interest income	2,107	2,070	2,088	4,177	4,120
Interest expense
Deposits	730	753	817	1,483	1,599
Federal funds purchased and securities sold under repurchase agreements	4	1	1	5	2
Bank notes and other short-term borrowings	34	27	51	61	97
Long-term debt	198	193	332	391	660
Total interest expense	966	974	1,201	1,940	2,358
Net interest income	1,141	1,096	887	2,237	1,762
Provision for credit losses	138	118	100	256	201
Net interest income after provision for credit losses	1,003	978	787	1,981	1,561
Noninterest income
Trust and investment services income	146	139	139	285	275
Investment banking and debt placement fees	178	175	126	353	296
Cards and payments income	85	82	85	167	162
Service charges on deposit accounts	73	69	66	142	129
Corporate services income	76	65	68	141	137
Commercial mortgage servicing fees	70	76	61	146	117
Corporate-owned life insurance income	32	33	34	65	66
Consumer mortgage income	15	13	16	28	30
Operating lease income and other leasing gains	14	9	21	23	45
Other income	1	7	21	8	30
Net securities gains (losses)	—	—	(10)	—	(13)
Total noninterest income	690	668	627	1,358	1,274
Noninterest expense
Personnel	705	680	636	1,385	1,310
Net occupancy	69	67	66	136	133
Computer processing	107	107	101	214	203
Business services and professional fees	48	40	37	88	78
Equipment	21	20	20	41	40
Operating lease expense	10	11	17	21	34
Marketing	24	21	21	45	40
Other expense	170	185	181	355	384
Total noninterest expense	1,154	1,131	1,079	2,285	2,222
Income (loss) from continuing operations before income taxes	539	515	335	1,054	613
Income taxes (benefit)	116	109	62	225	121
Income (loss) from continuing operations	423	406	273	829	492
Income (loss) from discontinued operations, net of taxes	2	(1)	1	1	1
Net income (loss)	$425	$405	$274	$830	$493

Income (loss) from continuing operations attributable to Key common shareholders	$387	$370	$237	$757	$420
Net income (loss) attributable to Key common shareholders	389	369	238	758	421
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.35	$.34	$.25	$.69	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.35	.34	.25	.69	.45
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.35	$.33	$.25	$.69	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.35	.33	.25	.69	.45

Cash dividends declared per common share	$.205	$.205	$.205	$.410	$.410

Weighted-average common shares outstanding (000)	1,100,033	1,096,654	931,726	1,098,453	930,776
Effect of common share options and other stock awards(b)	7,177	9,486	6,761	8,331	7,040
Weighted-average common shares and potential common shares outstanding (000) (c)	1,107,210	1,106,140	938,487	1,106,784	937,816
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Second Quarter 2025			First Quarter 2025			Second Quarter 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,604	$838	6.04%	$53,746	$800	6.04%	$54,599	$860	6.34%
Real estate — commercial mortgage	13,311	200	6.02	13,061	192	5.96	14,287	217	6.10
Real estate — construction	2,873	50	6.95	2,905	49	6.87	3,020	56	7.51
Commercial lease financing	2,524	22	3.59	2,653	23	3.52	3,193	28	3.46
Total commercial loans	74,312	1,110	5.99	72,365	1,064	5.96	75,099	1,161	6.22
Real estate — residential mortgage	19,446	162	3.34	19,737	165	3.33	20,515	169	3.30
Home equity loans	6,091	86	5.63	6,248	86	5.60	6,817	102	5.98
Other consumer loans	4,946	63	5.09	5,087	63	5.01	5,597	70	5.00
Credit cards	920	31	13.44	917	32	14.04	933	34	14.63
Total consumer loans	31,403	342	4.36	31,989	346	4.35	33,862	375	4.44
Total loans	105,715	1,452	5.51	104,354	1,410	5.47	108,961	1,536	5.66
Loans held for sale	770	11	5.72	815	14	6.70	599	8	5.42
Securities available for sale (b), (e)	40,714	411	3.76	39,321	392	3.70	36,764	259	2.42
Held-to-maturity securities (b)	7,038	61	3.46	7,274	63	3.46	8,123	73	3.59
Trading account assets	1,259	16	5.32	1,296	17	5.20	1,231	16	5.38
Short-term investments	13,489	157	4.67	15,211	174	4.63	13,729	192	5.62
Other investments (e)	1,015	8	3.41	935	9	3.73	1,234	16	5.19
Total earning assets	170,000	2,116	4.90	169,206	2,079	4.86	170,641	2,100	4.77
Allowance for loan and lease losses	(1,424)			(1,401)			(1,534)
Accrued income and other assets	18,224			18,285			17,476
Discontinued assets	239			254			305
Total assets	$187,039			$186,344			$186,888
Liabilities
Money market deposits	$42,586	$276	2.60%	$42,007	$275	2.65%	$39,364	$290	2.97%
Demand deposits	57,155	309	2.17	57,460	310	2.19	54,629	340	2.50
Savings deposits	4,631	1.06		4,610	1.06		5,189	2.19
Time deposits	15,601	144	3.70	16,625	167	4.09	16,019	185	4.64
Total interest-bearing deposits	119,973	730	2.44	120,702	753	2.53	115,201	817	2.85
Federal funds purchased and securities sold under repurchase agreements	415	4	4.28	100	1	3.94	124	1	4.76
Bank notes and other short-term borrowings	3,288	34	4.27	2,273	27	4.74	3,617	51	5.57
Long-term debt (f)	12,088	198	6.55	11,779	193	6.61	19,219	332	6.91
Total interest-bearing liabilities	135,764	966	2.86	134,854	974	2.92	138,161	1,201	3.49
Noninterest-bearing deposits	27,473			27,840			28,979
Accrued expense and other liabilities	4,295			4,764			4,969
Discontinued liabilities (f)	239			254			305
Total liabilities	$167,771			$167,712			$172,414
Equity
Total equity	$19,268			$18,632			$14,474
Total liabilities and equity	$187,039			$186,344			$186,888
Interest rate spread (TE)			2.04%			1.94%			1.28%
Net interest income (TE) and net interest margin (TE)		$1,150	2.66%		$1,105	2.58%		$899	2.04%
TE adjustment (b)		9			9			12
Net interest income, GAAP basis		$1,141			$1,096			$887
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $218 million, $213 million, and $218 million of assets from commercial credit cards for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $43.8 billion, $42.7 billion, and $42.8 billion for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. Yield based on the fair value of securities available for sale was 4.03%, 3.99%, and 2.82% for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Six months ended June 30, 2025			Six months ended June 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,680	$1,638	6.04%	$54,909	$1,714	6.28%
Real estate — commercial mortgage	13,187	392	5.99	14,562	446	6.16
Real estate — construction	2,889	99	6.91	3,030	113	7.51
Commercial lease financing	2,588	46	3.55	3,269	55	3.34
Total commercial loans	73,344	2,175	5.98	75,770	2,328	6.18
Real estate — residential mortgage	19,591	327	3.34	20,664	340	3.30
Home equity loans	6,169	172	5.62	6,921	206	5.98
Other consumer loans	5,016	126	5.05	5,699	142	5.00
Credit cards	919	62	13.74	943	69	14.78
Total consumer loans	31,695	687	4.35	34,227	757	4.44
Total loans	105,039	2,862	5.49	109,997	3,085	5.64
Loans held for sale	792	25	6.23	744	22	5.86
Securities available for sale (b), (e)	40,021	803	3.73	36,926	491	2.29
Held-to-maturity securities (b)	7,156	124	3.46	8,273	148	3.58
Trading account assets	1,277	33	5.26	1,171	30	5.30
Short-term investments	14,345	331	4.65	11,986	334	5.61
Other investments (e)	975	17	3.57	1,235	33	5.29
Total earning assets	169,605	4,195	4.88	170,332	4,143	4.72
Allowance for loan and lease losses	(1,413)			(1,519)
Accrued income and other assets	18,254			17,412
Discontinued assets	246			317
Total assets	$186,692			$186,542
Liabilities
Money market deposits	$42,298	$551	2.63%	$38,512	$554	2.89%
Other demand deposits	57,307	619	2.18	55,383	697	2.53
Savings deposits	4,620	2.06		5,221	3.13
Time deposits	16,110	311	3.90	15,225	345	4.55
Total interest-bearing deposits	120,335	1,483	2.49	114,341	1599	2.81
Federal funds purchased and securities sold under repurchase agreements	258	5	4.22	115	2	4.42
Bank notes and other short-term borrowings	2,784	61	4.47	3,471	97	5.60
Long-term debt (f)	11,934	391	6.58	19,378	660	6.81
Total interest-bearing liabilities	135,311	1,940	2.89	137,305	2,358	3.45
Noninterest-bearing deposits	27,655			29,189
Accrued expense and other liabilities	4,528			5,170
Discontinued liabilities (f)	246			317
Total liabilities	$167,740			$171,981
Equity
Total equity	18,952			14,561
Total liabilities and equity	$186,692			$186,542
Interest rate spread (TE)			1.99%			1.27%
Net interest income (TE) and net interest margin (TE)		$2,255	2.62%		$1,785	2.03%
TE adjustment (b)		18			23
Net interest income, GAAP basis		$2,237			$1,762

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2025, and June 30, 2024, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $216 million and $214 million of assets from commercial credit cards for the six months ended June 30, 2025, and June 30, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $43.2 billion and $42.8 billion for the six months ended June 30, 2025, and June 30, 2024, respectively. Yield based on the fair value of securities available for sale was 4.01% and 2.66% for the six months ended June 30, 2025, and June 30, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Noninterest Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Personnel (a)	$705	$680	$636	$1,385	$1,310
Net occupancy	69	67	66	136	133
Computer processing	107	107	101	214	203
Business services and professional fees	48	40	37	88	78
Equipment	21	20	20	41	40
Operating lease expense	10	11	17	21	34
Marketing	24	21	21	45	40
Other expense	170	185	181	355	384
Total noninterest expense	$1,154	$1,131	$1,079	$2,285	$2,222
Average full-time equivalent employees (b)	17,105	16,989	16,646	17,047	16,699
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Salaries and contract labor	$427	$405	$394	$832	$783
Incentive and stock-based compensation	168	158	143	326	302
Employee benefits	108	109	98	217	224
Severance	2	8	1	10	1
Total personnel expense	$705	$680	$636	$1,385	$1,310

Loan Composition
(Dollars in millions)

				Change 6/30/2025 vs.
	6/30/2025	3/31/2025	6/30/2024	3/31/2025	6/30/2024
Commercial and industrial (a)(b)	$56,058	$54,378	$53,129	3.1%	5.5%
Commercial real estate:
Commercial mortgage	13,862	13,239	14,218	4.7	(2.5)
Construction	2,830	2,929	3,077	(3.4)	(8.0)
Total commercial real estate loans	16,692	16,168	17,295	3.2	(3.5)
Commercial lease financing (b)	2,472	2,576	3,101	(4.0)	(20.3)
Total commercial loans	75,222	73,122	73,525	2.9	2.3
Real estate — residential mortgage	19,330	19,622	20,380	(1.5)	(5.2)
Home equity loans	6,023	6,154	6,729	(2.1)	(10.5)
Other consumer loans	4,881	5,000	5,514	(2.4)	(11.5)
Credit cards	933	911	930	2.4	.3
Total consumer loans	31,167	31,687	33,553	(1.6)	(7.1)
Total loans (c), (d)	$106,389	$104,809	$107,078	1.5%	(.6)%
(a)Loan balances include $220 million, $218 million, and $217 million of commercial credit card balances at June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $192 million at March 31, 2025 and $285 million at June 30, 2024. Commercial lease financing includes receivables held as collateral for a secured borrowing of $2 million, $2 million, and $5 million at June 30, 2025, March 31, 2025, and June 30, 2024, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $230 million at June 30, 2025, $243 million at March 31, 2025, and $291 million at June 30, 2024, related to the discontinued operations of the education lending business.
(d)Accrued interest of $465 million, $448 million, and $502 million at June 30, 2025, March 31, 2025, and June 30, 2024, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 6/30/2025 vs.
	6/30/2025	3/31/2025	6/30/2024	3/31/2025	6/30/2024
Commercial and industrial	$158	$252	$72	(37.3)%	119.4%
Real estate — commercial mortgage	290	473	354	(38.7)	(18.1)
Real estate — residential mortgage	82	86	91	(4.7)	(9.9)
Total loans held for sale	$530	$811	$517	(34.6)%	2.5%

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	2Q25	1Q25	4Q24	3Q24	2Q24
Balance at beginning of period	$811	$797	$1,058	$517	$228
New originations	1,806	1,840	2,915	2,473	1,532
Transfers from (to) held to maturity, net	(71)	6	—	(16)	(1)
Loan sales	(2,012)	(1,695)	(3,039)	(1,889)	(1,234)
Loan draws (payments), net	(1)	(138)	(136)	(28)	(7)
Valuation and other adjustments	(3)	1	(1)	1	(1)
Balance at end of period	$530	$811	$797	$1,058	$517

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Average loans outstanding	$105,715	$104,354	$108,961	$105,039	$109,997
Allowance for loan and lease losses at the beginning of the period	$1,429	$1,409	$1,542	$1,409	$1,508
Loans charged off:
Commercial and industrial	94	62	86	156	148

Real estate — commercial mortgage	6	36	10	42	15
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	6	36	10	42	15
Commercial lease financing	2	—	6	2	6
Total commercial loans	102	98	102	200	169
Real estate — residential mortgage	—	1	1	1	2
Home equity loans	—	1	—	1	1
Other consumer loans	13	14	16	27	32
Credit cards	12	12	12	24	24
Total consumer loans	25	28	29	53	59
Total loans charged off	127	126	131	253	228
Recoveries:
Commercial and industrial	19	10	31	29	39

Real estate — commercial mortgage	1	—	1	1	1
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	—	1	1	1
Commercial lease financing	—	—	3	—	5
Total commercial loans	20	10	35	30	45
Real estate — residential mortgage	1	1	1	2	3
Home equity loans	1	1	—	2	1
Other consumer loans	2	2	2	4	4
Credit cards	1	2	2	3	3
Total consumer loans	5	6	5	11	11
Total recoveries	25	16	40	41	56
Net loan charge-offs	(102)	(110)	(91)	(212)	(172)
Provision (credit) for loan and lease losses	119	130	96	249	211
Allowance for loan and lease losses at end of period	$1,446	$1,429	$1,547	$1,446	$1,547

Liability for credit losses on lending-related commitments at beginning of period	$278	$290	$281	$290	$296
Provision (credit) for losses on lending-related commitments	19	(12)	4	7	(10)
Other	—	—	1	—	—
Liability for credit losses on lending-related commitments at end of period (a)	$297	$278	$286	$297	$286

Total allowance for credit losses at end of period	$1,743	$1,707	$1,833	$1,743	$1,833

Net loan charge-offs to average total loans	.39%	.43%	.34%	.41%	.31%
Allowance for loan and lease losses to period-end loans	1.36	1.36	1.44	1.36	1.44
Allowance for credit losses to period-end loans	1.64	1.63	1.71	1.64	1.71
Allowance for loan and lease losses to nonperforming loans	208	208	218	208	218
Allowance for credit losses to nonperforming loans	250	249	258	250	258

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1	$1	$2
Recoveries	—	—	1	—	1
Net loan charge-offs	$(1)	$(1)	$—	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	2Q25	1Q25	4Q24	3Q24	2Q24
Net loan charge-offs	$102	$110	$114	$154	$91
Net loan charge-offs to average total loans	.39%	.43%	.43%	.58%	.34%
Allowance for loan and lease losses	$1,446	$1,429	$1,409	$1,494	$1,547
Allowance for credit losses (a)	1,743	1,707	1,699	1,774	1,833
Allowance for loan and lease losses to period-end loans	1.36%	1.36%	1.35%	1.42%	1.44%
Allowance for credit losses to period-end loans	1.64	1.63	1.63	1.68	1.71
Allowance for loan and lease losses to nonperforming loans	208	208	186	205	218
Allowance for credit losses to nonperforming loans	250	249	224	244	258
Nonperforming loans at period end	$696	$686	$758	$728	$710
Nonperforming assets at period end	707	700	772	741	727
Nonperforming loans to period-end portfolio loans	.65%	.65%	.73%	.69%	.66%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.66	.67	.74	.70	.68

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Commercial and industrial	$280	$288	$322	$365	$358

Real estate — commercial mortgage	226	206	243	176	173
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	226	206	243	176	173
Commercial lease financing	—	—	—	—	1
Total commercial loans	506	494	565	541	532
Real estate — residential mortgage	95	94	92	87	77
Home equity loans	84	87	89	90	91
Other Consumer loans	4	4	5	4	4
Credit cards	7	7	7	6	6
Total consumer loans	190	192	193	187	178
Total nonperforming loans (a)	696	686	758	728	710
OREO	11	14	14	13	17
Total nonperforming assets	$707	$700	$772	$741	$727
Accruing loans past due 90 days or more	$74	$86	$90	$166	$137
Accruing loans past due 30 through 89 days	266	281	206	184	282
Nonperforming assets from discontinued operations — education lending business	2	1	2	2	3
Nonperforming loans to period-end portfolio loans	.65%	.65%	.73%	.69%	.66%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.66	.67	.74	.70	.68

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	2Q25	1Q25	4Q24	3Q24	2Q24
Balance at beginning of period	$686	$758	$728	$710	$658
Loans placed on nonaccrual status	233	170	309	271	317
Charge-offs	(127)	(126)	(131)	(167)	(131)
Loans sold	—	—	(13)	(32)	(22)
Payments	(74)	(57)	(111)	(37)	(76)
Transfers to OREO	(1)	(2)	(2)	(1)	(1)
Loans returned to accrual status	(21)	(57)	(22)	(16)	(35)
Balance at end of period	$696	$686	$758	$728	$710

KeyCorp Reports Second Quarter 2025 Results
July 22, 2025

Line of Business Results
(Dollars in millions)

						Change 2Q25 vs.
	2Q25	1Q25	4Q24	3Q24	2Q24	1Q25	2Q24
Consumer Bank
Summary of operations
Total revenue (TE)	$912	$871	$865	$800	$758	4.7%	20.3%
Provision for credit losses	55	43	43	52	33	27.9	66.7
Noninterest expense	696	675	713	649	648	3.1	7.4
Net income (loss) attributable to Key	122	116	83	75	59	5.2	106.8
Average loans and leases	36,137	36,819	37,567	38,332	39,174	(1.9)	(7.8)
Average deposits	88,002	88,306	87,476	86,431	85,397	(.3)	3.1
Net loan charge-offs	40	52	63	54	45	(23.1)	(11.1)
Net loan charge-offs to average total loans	.44%	.57%	.67%	.56%	.46%	(22.8)	(4.3)
Nonperforming assets at period end	$196	$201	$201	$195	$190	(2.5)	3.2
Return on average allocated equity	16.20%	15.15%	10.24%	9.01%	6.98%	6.9	132.1

Commercial Bank
Summary of operations
Total revenue (TE)	$974	$942	$1,001	$866	$768	3.4%	26.8%
Provision for credit losses	84	75	(3)	41	87	12.0	(3.4)
Noninterest expense	449	462	515	444	431	(2.8)	4.2
Net income (loss) attributable to Key	349	321	381	299	206	8.7	69.4
Average loans and leases	69,087	67,056	66,691	67,452	69,248	3.0	(.2)
Average loans held for sale	707	754	1,247	998	522	(6.2)	35.4
Average deposits	55,886	57,436	59,687	58,696	57,360	(2.7)	(2.6)
Net loan charge-offs	62	57	52	99	64	8.8	(3.1)
Net loan charge-offs to average total loans	.36%	.34%	.31%	.58%	.37%	5.9	(2.7)
Nonperforming assets at period end	$511	$499	$571	$546	$537	2.4	(4.8)
Return on average allocated equity	14.45%	13.77%	15.58%	11.94%	8.27%	4.9	74.7
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(c)(e)
Three months ended June 30, 2025
No items	$—	$—	$—
Three months ended March 31, 2025
No items	—	—	—
Three months ended December 31, 2024
Loss on sale of securities(b)	(915)	(657)	(0.66)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	3	2	—
Three months ended September 30, 2024
Loss on sale of securities(b)	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)

Year to date results
Six months ended June 30, 2025
No items	$—	$—	$—

Six months ended June 30, 2024
FDIC special assessment (other expense)(d)	(34)	(26)	(0.02)

(a)Favorable (unfavorable) impact.
(b)After-tax loss on sale of securities for the three months ended September 30, 2024 adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments recorded in the fourth quarter of 2024.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected for the three-months ended March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024, represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(e)Earnings per share may not foot due to rounding.